UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2016

DATARAM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

Route 571, P.O. Box 7258, Princeton, NJ 08543-7528

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.   Material Modification to Rights of Security Holders

The Reincorporation

On January 6, 2016, Dataram Corporation (the “Company”) changed its state of incorporation from the State of New Jersey to the State of Nevada (the “Reincorporation”) pursuant to an agreement and plan of merger, dated January 6, 2016 (the “Merger Agreement”). The Reincorporation was approved by shareholders at the Company’s 2015 Annual Meeting of Shareholders held on December 3, 2015.

Effects of the Reincorporation

The principal effects of the Reincorporation are:

•	The affairs of the Company ceased to be governed by New Jersey corporation laws pursuant to the New Jersey Business Corporation Act (“NJBCA”) and become subject to Nevada corporation laws pursuant to the Nevada Revised Statutes (the “NRS”). The Company’s governance is pursuant to the Articles of Incorporation filed in Nevada and the Bylaws, reflecting, among other things, application of the NRS.

•	The resulting Nevada corporation (“Dataram Nevada”), is deemed to be same entity as the Company previously incorporated in New Jersey (“Dataram New Jersey”), and there is no change in the Company’s business, management, employees, headquarters, benefit plans, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation, which we expect to be immaterial).

•	The directors and officers of the Company prior to the Reincorporation hold the same respective positions with Dataram Nevada following the Reincorporation, and there is no substantive change in employment agreements for executive officers or in other direct or indirect interests of the directors or executive officers of the Company.

•	Each of Dataram New Jersey’s issued and outstanding shares of common stock and of preferred stock automatically converted into an equivalent number of issued and outstanding shares of common stock and preferred stock of Dataram Nevada, without any action on the part of our shareholders. The number of issued and outstanding shares of capital stock of Dataram Nevada is identical to the Company’s capital stock existing immediately prior to the Reincorporation. The Certificate of Designation of Series A Preferred Stock of Dataram Nevada (the “Nevada Series A COD”) is identical to the Certificate of Designation of Series A Preferred Stock of Dataram New Jersey, except with respect to references to state law.

•	The Reincorporation has no effect on the listing of shares of our common stock on The NASDAQ Capital Market under the same symbol “DRAM.” The Company will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC.

•	Shares of our common stock that were freely tradable prior to the Reincorporation continue to be freely tradable after the Reincorporation, and shares of our common stock that were subject to restrictions prior to the Reincorporation continue to be subject to the same restrictions after the Reincorporation. The Reincorporation has not changed the respective ownership positions of our shareholders in our Company.

Although the Articles of Incorporation of Dataram Nevada (the “Nevada Articles of Incorporation”) and the bylaws of Dataram Nevada (the “Nevada Bylaws”) are substantially similar to the certificate of incorporation of Dataram New Jersey (the “New Jersey Articles”) and the bylaws of Dataram New Jersey (the “New Jersey Bylaws”), respectively, they also include certain provisions that differ in some respects from the provisions contained in the New Jersey Articles and New Jersey Bylaws. A description of the rights of the shareholders that were changed as a result of the Reincorporation and a comparison of the NRS, Nevada Articles, and Nevada Bylaws with the NJBCA, New Jersey Certificate, and New Jersey Bylaws are set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 26, 2015 under the section entitled “Proposal 6 – Approval of Reincorporation of Company to the State of Nevada – Rights of Shareholders Prior to and After Reincorporation from New Jersey to Nevada”. Such description and comparison are incorporated in their entirety herein by reference and are qualified in their entirety by reference to the NJBCA and NRS, respectively, as well as the Nevada Articles which are filed as Exhibit 3.1 to this Current Report, the Nevada Series A COD, which is filed as Exhibit 3.2 to this Current Report, and the Nevada Bylaws, which are filed as Exhibit 3.3 to this Current Report.

The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth of the Company.

The foregoing description of the Reincorporation, Merger Agreement, Nevada Articles, Nevada Series A COD and Nevada Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the Nevada Articles, the Nevada Series A COD and the Nevada Bylaws, copies of which are filed as Exhibits 2.1, 3.1, 3.2, and 3.3, respectively, to this Current Report and incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger
3.1	Articles of Incorporation, as filed with the Secretary of State of the State of Nevada
3.2	Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of the State of Nevada
3.3	Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: January 8, 2016
/s/ David A. Moylan
(Signature)
David A. Moylan
Chief Executive Officer